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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2002

IDEC PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (IRS Employer Identification No.)

3030 Callan Road, San Diego, CA (Address of principal executive offices)		92121 (Zip Code)

Registrant's telephone number, including area code: (858) 431-8500

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        Bill Rohn, the company's president and chief operating officer, has informed us that he has established a nondiscretionary sales plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 in order to gradually diversify his holdings. The sales plan takes effect December 4, 2002 and expires one year later. The sales plan provides for sales of up to 125,000 shares per three month period depending on prevailing market prices. The maximum number of shares which can be sold under the sales plan is 300,000.

ITEM 7. Financial Statements and Exhibits.

(a)
Financial Statements

    None.

(b)
Pro Forma Financial Statements

    None.

(c)
Exhibits

    None.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2002

IDEC PHARMACEUTICALS CORPORATION
By	/s/ JOHN M. DUNN
Name:	John M. Dunn
Title:	Senior Vice President and General Counsel

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SIGNATURE